                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              BANC ONE CORPORATION

             (Exact name of registrant as specified in its charter)


                Ohio                                     31-0738296
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)


100 East Broad Street, Columbus, Ohio                    43271-0261
(Address of Principal Executive Offices)                 (Zip Code)






                 BANC ONE CORPORATION 1995 Stock Incentive Plan

                            (Full title of the plan)



                   Steven Alan Bennett, General Counsel
                              BANC ONE CORPORATION
               100 East Broad Street, Columbus, Ohio  43271-0158

                    (Name and address of agent for service)


                                  614/248-7590

         (Telephone number, including area code, of agent for service)


                                With Copies to:
                            Kenneth L. Wagner, Esq.
                              BANC ONE CORPORATION
                             100 East Broad Street
                           Columbus, Ohio  43271-0158
                                  614-248-5304
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                        Calculation of Registration Fee

                                          Proposed    Proposed
                                           maximum     maximum
                           Amount         offering    aggregate      Amount of
Title of securities         to be           price     offering     registration
 to be registered         registered     per share(1)   price           fee

Common Stock              10,000,000       $29.75   $297,500,000    $102,586.21

(1) Estimated solely for purpose of computing the registration fee based upon the average of the high and low trade prices of the Common Stock as reported on the New York Stock Exchange on April 25, 1995.





Exhibit Index on page II-6.
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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

    The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

    1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

    2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1994.

    3. The Registrant's registration statement filed pursuant to Section 12 of the Exchange Act, containing a description of the Registrant's common stock, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  Description of Securities.

         Not Applicable.


ITEM 5.  Interests of Named Experts and Counsel.

         Not Applicable.


ITEM 6.  Indemnification of Directors and Officers.

         Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers and employees. Those provisions have been adopted by the Registrant in Article V of the Registrant's Code of Regulations. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. The Registrant has entered into indemnification agreements with its directors and
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executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Registrant indemnifies other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.


ITEM 7.  Exemption from Registration Claimed.

         Not Applicable.


ITEM 8.  Exhibits.

         See the Exhibit Index attached hereto.


ITEM 9.  Undertakings.

    A.   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                    Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 25, 1995.


                                      BANC ONE CORPORATION


                                      By:    /s/ Roman J. Gerber
                                            Roman J. Gerber
                                            Executive Vice President




                               POWER OF ATTORNEY

We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint Roman J. Gerber, George R. L. Meiling, or William C. Leiter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                       Title                  Date


 /s/ John B. McCoy                Chairman of the Board       April 25, 1995
John B. McCoy                     (Principal Executive
                                  Officer & Director)

 /s/ Richard J. Lehmann           President and Director      April 25, 1995
Richard J. Lehmann
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            Signature                       Title                  Date


 /s/ Frederick L. Cullen          Senior Vice President       April 25, 1995
Frederick L. Cullen               (Principal Financial
                                  Officer)


 /s/ William C. Leiter            Controller (Principal       April 25, 1995
William C. Leiter                 Accounting Officer)


 /s/ Charles E. Exley             Director                    April 25, 1995
Charles E. Exley


 /s/ E. Gordon Gee                Director                    April 25, 1995
E. Gordon Gee


 /s/ John R. Hall                 Director                    April 25, 1995
John R. Hall


 /s/ Laban P. Jackson, Jr.        Director                    April 25, 1995
Laban P. Jackson, Jr.


 /s/ John G. McCoy                Director                    April 25, 1995
John G. McCoy


 /s/ Richard L. Scott             Director                    April 25, 1995
Richard L. Scott


 /s/ Thekla R. Shackelford        Director                    April 25, 1995
Thekla R. Shackelford


 /s/ Alex Shumate                 Director                    April 25, 1995
Alex Shumate


 /s/ Frederick P. Stratton, Jr.   Director                    April 25, 1995
Frederick P. Stratton, Jr.


 /s/ Robert D. Walter             Director                    April 25, 1995
Robert D. Walter
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                                 EXHIBIT INDEX
                        FORM S-8 REGISTRATION STATEMENT

                              BANC ONE CORPORATION
                           1995 Stock Incentive Plan


Exhibit No.              Description of Exhibit             Sequential Page No.

  4 Amended Articles of Incorporation of the Registrant (incorporated by reference from
               Exhibit 3-1 of the Registrant's Annual Report on Form 10-K for the year ended December 31,
               1991).


  5            Opinion of Steven Alan Bennett, Esq.,
               General Counsel of the Registrant, regarding the legality of the securities being offered, including consent.


 23.1          Consent of Steven Alan Bennett, Esq.,
               General Counsel of the Registrant (included in
               Exhibit 5 attached hereto).


 23.2          Consent of Coopers & Lybrand L.L.P.


 24            Power of attorney of the Registrant
               is contained elsewhere in Part II of this Registration Statement.




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                                                               EXHIBIT 5



April 25, 1995


To: The Board of Directors of BANC ONE CORPORATION

I have acted as counsel to BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 10,000,000 shares of common stock, no par value, of BANC ONE (the "Shares"). The Shares may be issued pursuant to the BANC ONE CORPORATION 1995 Stock Incentive Plan (the "1995 Plan").

This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter shoud be read in conjunction therewith. The Law covered by the opinions expressed herein is limited in all respects to the federal laws of the United States of America and to the laws of the State of Ohio as in effect on the date hereof.

In rendering this opinion, I have examined or caused to be examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments and have made such other and further investigations as I have deemed necessary or appropriate for the purposes of this opinion

Based upon and subject to the foregoing and after examination of such matters of law as I have deemed applicable or relevant to this opinion, I am of the opinion that the Shares which may be issued by BANC ONE pursuant to the 1995 Plan, when issued and paid for in accordance with the terms of the 1995 Plan and the applicable Award Agreement (as defined in the 1995 Plan), will be duly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations thereunder.

Very truly yours,

/s/  Steven Alan Bennett


Steven Alan Bennett
General Counsel


SAB/ljj
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                                                                Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of BANC ONE CORPORATION on Form S-8 of our report which includes an explanatory paragraph regarding the change in method of accounting for certain investment securities in 1994 and the change in method of accounting for income taxes and post-retirement benefits other than pensions in 1993, dated February 21, 1995 on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1994.



                                                 /s/ Coopers & Lybrand L.L.P.
                                                 COOPERS & LYBRAND L.L.P.



Columbus, Ohio
April 25, 1995
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